UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2004

INDYMAC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California	91101-7211

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (800) 669-2300

Item 5. Other Events
SIGNATURE
EXHIBIT 99.1

INDYMAC BANCORP, INC.

FORM 8-K CURRENT REPORT
May 5, 2004

Item 5. Other Events

     On May 5, 2004, IndyMac Bancorp, Inc., a Delaware corporation (the “Company”), the holding company for IndyMac Bank® F.S.B., issued a press release announcing the signing of a definitive agreement by IndyMac Bank to acquire 93.75% of the outstanding shares of common stock of Financial Freedom Holdings Inc. (“Financial Freedom”), the leading provider of reverse mortgages in the U.S., and related assets from Lehman Brothers Bank, F.S.B. and its affiliates. A copy of the Company’s press release is filed as Exhibit 99.1 and is herein incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.

Date: May 5, 2004	By:	/s/ Michael W. Perry Michael W. Perry Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	IndyMac Bancorp, Inc. press release dated May 5, 2004.